Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT



I, Ben E. Traub, Principal Executive Officer of Xerion EcoSolutions Group Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Okley Act of 2002, 18 U.S.C. Section 1350, that;

(1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the company.
Dated: April 14, 2005

                                                      /s/ Ben Traub
                                                     ---------------------------
                                                     Ben Traub
                                                     Principal Executive Officer